Exhibit 99.1
Ferguson to Issue Second Quarter Results
And Host Conference Call on March 7, 2023

Wokingham, England—February 21, 2023—Ferguson plc (NYSE: FERG; LSE: FERG) announces today that it will issue its second quarter results on Tuesday, March 7. The results will be available on Ferguson’s website at www.corporate.ferguson.com at 6:45 a.m. EST/11:45 a.m. GMT.

A conference call and webcast of the analyst and investor presentation will be broadcast at 8:30 a.m. EST/1:30 p.m. GMT on the same day. Participants can register for the webcast at
www.corporate.ferguson.com.

A slide presentation that accompanies the event will be available 15 minutes prior to the start time at www.corporate.ferguson.com on the Events, Results and Reports page under the Investors tab. An archived version of the webcast and slide presentation will be available for 12 months after the live event.
About Ferguson
Ferguson plc (NYSE: FERG; LSE: FERG) is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers’ complex projects simple, successful and sustainable. Ferguson is headquartered in the U.K., with its operations and associates solely focused on North America and managed from Newport News, Virginia. For more information, please visit www.corporate.ferguson.com or follow us on LinkedIn www.linkedin.com/company/ferguson-enterprises.

For further information please contact:

Investor Inquiries	Media Inquiries
Brian Lantz Vice President, IR and Communications Ferguson +1 224 285 2410 Brian.lantz@ferguson.com	John Pappas Director, Financial Communications Ferguson +1 484 790 2727 John.pappas@ferguson.com
Pete Kennedy Director, Investor Relations Ferguson +1 757 603 0111 Peter.kennedy@ferguson.com